UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                                                                         September 9, 2015

Amicus Therapeutics, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33497 (Commission File Number)	71-0869350 (I.R.S. Employer Identification Number)

1 Cedar Brook Drive Cranbury, New Jersey (Address of Principal Executive Offices)	08512 (Zip Code)

(609) 662-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 9, 2015, Amicus Therapeutics, Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with Cedar Brook 3 Corporate Center, L.P. (the “Lessor”), pursuant to which the Company leased an additional 16,354 square feet of warehouse space (the “Expansion Space”) at its current facility located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 (the “Facility”) under the terms of its existing Lease Agreement with the Lessor (the “Lease”). Pursuant to the Lease Amendment, the term of the Lease, for both the existing space as well as the Expansion Space, is for a ten-year period (commencing upon the issuance of a certificate of occupancy by the appropriate governmental authority). The average monthly base rent expense for the Expansion Space over the term of the Lease will be approximately $16 thousand. Pursuant to the Lease Amendment, the Company has an option to add additional space to the Facility up to an estimated 75,000 square feet that will include up to 225 parking spaces (the “Expansion Option”).  In the event the Company does not exercise its Expansion Option, the Company may terminate the Lease on the fifth anniversary of the commencement date of the term of the Expansion Space by providing no less than nine months’ written notice. The foregoing description is qualified in its entirety by reference to the Lease Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

10.1	First Amendment to Lease, dated September 9, 2015, by and between Cedar Brook 3 Corporate Center, L.P. and Amicus Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: September 11, 2015	By:	/s/ William D. Baird III
William D. Baird III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	First Amendment to Lease, dated September 9, 2015, by and between Cedar Brook 3 Corporate Center, L.P. and Amicus Therapeutics, Inc.